Exhibit 5.1

Hunton & Williams LLP 1445 Ross Avenue Suite 3700 Dallas, TX 75202 Tel (214) 979-3000 Fax (214) 880-0011

October 31, 2011

The Board of Directors

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-4 for Exchange of Outstanding 6.75% Senior Notes due 2018 for 6.75% Senior Notes due 2018 to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to General Motors Financial Company, Inc., a Texas corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register $500,000,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2018 (the “Exchange Notes”) and the concurrent registration under the Securities Act of a guarantee (the “Guarantee”) of the Exchange Notes by AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”). The Exchange Notes are to be issued in exchange (the “Exchange Offer”) for an equal aggregate principal amount of the Company’s 6.75% Senior Notes due 2018 (the “Outstanding Notes”) and guaranteed by the Guarantor. The Outstanding Notes were issued on June 1, 2011 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings.

The Exchange Notes will be issued pursuant to the terms of an Indenture, dated as of June 1, 2011 (the “Indenture”), between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The terms of the Exchange Offer are described in the Registration Statement filed by the Company with the Commission.

In connection with the foregoing, we have examined and relied upon originals or copies, certified to our satisfaction, of certificates of officers of the Company and the Guarantor and of public officials and such other documents as we have deemed relevant or necessary for the purpose of rendering this opinion.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

Based upon the foregoing, we are of the opinion that:

October 31, 2011

1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to issue the Exchange Notes.

2. The Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to issue the Guarantee.

3. The Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as enforceability thereof may be limited or affected by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors’ rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity, when (i) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture; and (ii) the Exchange Notes shall have been delivered to those holders of Outstanding Notes in exchange for such Outstanding Notes pursuant to the Exchange Offer.

4. The Guarantee will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms and the terms of the Indenture, except as enforceability thereof may be limited or affected by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors’ rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity, when (i) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture; and (ii) the Exchange Notes shall have been delivered to those holders of Outstanding Notes in exchange for such Outstanding Notes pursuant to the Exchange Offer.

We do not purport to express an opinion on any laws other than those of the States of New York and Texas, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to this firm under the caption “Validity of the Notes” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

Hunton & Williams LLP